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                         [DAMEN FINANCIAL LETTERHEAD]



FOR MORE INFORMATION CONTACT:                             FOR IMMEDIATE RELEASE

Mary Beth Poronsky Stull                                  Date:  June 14, 1996
Chairman of the Board, President
and Chief Executive Officer
(847) 882-5320


                          DAMEN FINANCIAL CORPORATION
                            DECLARES CASH DIVIDEND


     SCHAUMBURG, ILLINOIS - Damen Financial Corporation, parent corporation of

Damen Federal Savings Bank for Savings ("Damen Federal"), has announced that the Corporation will pay a cash dividend of $.06 per share for the second quarter of 1996.  The dividend will be payable on July 15, 1996 to shareholders of record on June 30, 1996.

     Damen Financial was formed in 1995 and acquired all of the shares of Damen

Federal upon its conversion from a mutual to a stock savings bank effective

September 29, 1995.  The Bank, headquartered in Schaumburg, Illinois, primarily serves the communities in its market area through its offices located in

Schaumburg, Chicago and Burbank, Illinois.

     The Corporation had $235.3 million in assets and $56.9 million in stockholders' equity as of March 31, 1996.  The Corporation's stock is traded on the NASDAQ National Market System under the symbol "DFIN."



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